UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2025

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-26224	51-0317849
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1100 Campus Road
Princeton, NJ 08540
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (609) 275-0500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities Registered Pursuant to Section12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, Par Value $.01 Per Share	IART	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry Into a Material Definitive Agreement

On June 6, 2025, Integra LifeSciences Holdings Corporation (the “Company”) entered into an amendment (the “Amendment”) to the Seventh Amended and Restated Credit Agreement, dated as of March 24, 2023, among the Company, a syndicate of lending banks, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Citibank N.A., JPMorgan Chase Bank, N.A., Morgan Stanley MUFG Loan Partners, LLC, PNC Bank, N.A., Truist Bank and Wells Fargo Bank, N.A., as Co-Syndication Agents, and The Bank of Nova Scotia, BMO Harris Bank N.A., BNP Paribas, Capital One, National Association, Citizens Bank, N.A., DNB Bank ASA, New York Branch, Santander Bank, N.A. and TD Bank, N.A., as Co-Documentation Agents (as amended, restated, modified and supplemented from time to time prior to the date hereof, the “Credit Agreement”). The Credit Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on March 24, 2023.

The Amendment amends the financial covenant requiring the Company to maintain a particular consolidated total leverage ratio. In particular, the Amendment increases the maximum permitted consolidated total leverage ratio from the currently applicable 5.00 to 1.00 (which reflects an increase from 4.25 to 1.00 taken by the Company in connection with the closing of a permitted acquisition and which is applicable through the fiscal quarter ending September 30, 2025) to (a) 5.00 to 1.00 for the fiscal quarters ending March 31, 2025 through June 30, 2026, (b) 4.75 to 1.00 for the fiscal quarter ending September 30, 2026, (c) 4.50 to 1.00 for the fiscal quarter ending December 31, 2026, and (d) 4.00 to 1.00 for the fiscal quarter ending March 31, 2027 and the last day of each fiscal quarter thereafter. During the period commencing on the effective date of the Amendment and ending on the date of delivery of the financial statements and related compliance certificate for the fiscal year ending December 31, 2026 (the “Covenant Relief Period”), the Company will not be permitted to temporarily increase the applicable maximum consolidated total leverage ratio in connection with a permitted acquisition.

In addition to the foregoing, the Amendment, among other things, also: (i) temporarily establishes, during the Covenant Relief Period, a revised applicable rate schedule; (ii) temporarily limits, during the Covenant Relief Period, the Company’s ability to make certain investments; (iii) temporarily restricts, during the Covenant Relief Period, the Company’s ability to incur incremental indebtedness under the Credit Agreement, create certain liens, make certain restricted payments and incur or guarantee indebtedness of excluded subsidiaries; and (iv) temporarily prohibits, during the Covenant Relief Period, the Company from selling, transferring or exclusively licensing material intellectual property to a subsidiary of the Company that is not a loan party under the Credit Agreement or designating any subsidiary that owns or exclusively licenses any material intellectual property as an excluded subsidiary under the Credit Agreement.

The Amendment does not increase the Company’s total indebtedness.

A copy of the Amendment is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment and the Credit Agreement.

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this current report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

4.1     Amendment No. 1, dated June 6, 2025, to that Seventh Amended and Restated Credit Agreement, among Integra LifeSciences Holdings Corporation, the lenders party thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Citibank N.A., JPMorgan Chase Bank, N.A., Morgan Stanley MUFG Loan Partners, LLC, PNC Bank, N.A., Truist Bank and Wells Fargo Bank, N.A., as Co-Syndication Agents, and The Bank of Nova Scotia, BMO Harris Bank N.A., BNP Paribas, Capital One, National Association, Citizens Bank, N.A., DNB Bank ASA, New York Branch, Santander Bank, N.A. and TD Bank, N.A., as Co-Documentation Agents

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

Date: June 9, 2025	By:	/s/ Lea Knight
Lea Knight
	Title:	Executive Vice President and Chief Financial Officer